Exhibit 24 (f)

                                POWER OF ATTORNEY

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

        Know all men by these presents that the undersigned director of Allstate Life Insurance Company of New York constitutes and appoints Thomas Casey J. Sylla, and Michael J. Velotta, and each of them (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any registration statements of Allstate Life and Insurance Company of New York and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


March 15, 2004

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Kevin R. Slawin
Director